Exhibit 99.1

GCP Applied Technologies Provides Expected Results for First Quarter 2020

•	1Q20 Adjusted EPS* expected to increase approximately 29% year-over-year

•	1Q20 Adjusted EBIT* expected to exceed guidance and grow approximately 17% year-over-year

•	1Q20 Adjusted EBIT Margin* expected to expand to approximately 6.5% from 5.3% in 1Q19

•	Specialty Construction Chemicals profitability expected to improve for fifth consecutive quarter

•	Growth initiatives continue to gain traction; North America sales up 5% year-over-year in 1Q20

•	Expects to release first quarter 2020 results on May 6, 2020

Cambridge, MA – April 15, 2020 - GCP Applied Technologies Inc. (NYSE: GCP), a leading global provider of construction products technologies, today provided an update regarding its expected financial results for the first quarter of 2020 and its response to the COVID-19 pandemic.

Randy Dearth, GCP’s President and Chief Executive Officer, said, “I want to thank our employees for their outstanding focus and dedication in the first several months of 2020. Due to their commitment, we expect to report our best first quarter earnings performance since 2016. Highlights of the impressive performance we expect to report include strong year-over-year growth in Adjusted EBIT and Adjusted EPS, solid sales growth in North America, and continued improvement in profitability for Specialty Construction Chemicals. Our preliminary results demonstrate that we sustained the improved performance and business momentum we had entering 2020 despite the significant challenges caused by the COVID-19 pandemic. As always, we will prioritize the health and safety of our employees as we support our customers, suppliers and other stakeholders during this unprecedented time.”

Dearth continued, “As our preliminary results indicate, we are continuing to manage expenses and expect solid year-over-year improvement in our margins in the first quarter. We will also continue to evaluate the impact of the COVID-19 pandemic on our business globally and act proactively to manage the effects of the crisis. Our strong balance sheet, coupled with our significant liquidity and no near-term debt maturities, leave us well-positioned to successfully navigate ongoing economic challenges and uncertainty. We believe these factors, as well as our ongoing focus on improved performance, comprise the right strategy to create value for shareholders.”

The Company today provided its expectation regarding results for the first quarter of 2020, as follows:

•	Net sales of approximately $217 million;

•	Adjusted EBITDA* of approximately $25 million;

•	Adjusted EBIT* of approximately $14 million; and

•	Adjusted EPS* of approximately $0.09

Net sales in the first quarter of 2020 are expected to exceed the Company’s expectations, benefitting from stronger performance in North America due to growth by both Specialty Construction Chemicals and Specialty Building Materials in this region. Sales performance in North America was offset by the impact on sales in the Asia Pacific region resulting from the outbreak of the COVID-19 pandemic in China. GCP continued to advance its restructuring programs and manage discretionary costs during the first quarter of 2020 and expects to report a reduction in total operating expenses. As a result, the Company anticipates significant outperformance in Adjusted EBIT* for the first quarter of 2020 compared to the outlook provided on its most recent earnings call. The Company expects Adjusted EBIT* to increase approximately 17% year-over-year to approximately $14 million, with

*	Non-GAAP financial measures. See below for important information regarding such non-GAAP measures.

preliminary Adjusted EBIT Margin* expected to expand to approximately 6.5% in the first quarter of 2020 compared to 5.3% in the first quarter of 2019. Additionally, GCP expects Adjusted EPS* of $0.09 for the first quarter of 2020, which would represent approximately 29% year-over-year growth.

GCP expects its cash balance at the end of the first quarter of 2020 to be approximately $320 million and has reduced planned capital expenditures by approximately $25 million compared to its original plan to further support its cash position.

Withdrawing 2020 Outlook

As a result of the global disruption and uncertainty caused by the COVID-19 pandemic, GCP is withdrawing its fiscal 2020 outlook provided on February 26, 2020 and is not providing an updated outlook at this time.

First Quarter 2020 Investor Call

GCP expects to release results for the first quarter on Wednesday, May 6, 2020 at 6:00 a.m. ET. President and Chief Executive Officer Randy Dearth and Interim Chief Financial Officer Craig Merrill will host a conference call to discuss the results later that day at 10:00 a.m. ET.

The live webcast may be accessed by visiting the “Events and Presentations” section of the Company’s website at investor.gcpat.com. The call also may be accessed by dialing +1 (888) 254-3590 in the U.S. or +1 (720) 543-0214 internationally. Participants should ask to join the GCP Applied Technologies earnings call.

For those unable to listen to the live conference call, a playback will be available until May 13, 2020. To listen to the playback, please dial +1 (888) 203-1112 in the U.S. or +1 (719) 457-0820 internationally; the access code is 8265227. A webcast replay will also be available in the “Events and Presentations” section of the Company’s website for approximately three months.

Non-GAAP Financial Measures

In this communication, the Company refers to non-GAAP financial measures including: Adjusted EBIT, Adjusted EBIT Margin, Adjusted EBITDA, and Adjusted EPS. These non-GAAP measures do not purport to represent income or liquidity measures as defined under United States Generally Accepted Accounting Principles (“GAAP”), and should not be considered as alternatives to such measures as an indicator of GCP’s performance. These measures are provided to investors and others to improve the period-to-period and peer-to-peer comparability of GCP’s financial results and to ensure that investors understand the information GCP uses to evaluate the performance of its businesses. The following are the non-GAAP financial measures presented in this communication:

The Company defines Adjusted EBIT (a non-GAAP financial measure) to be net income (loss) from continuing operations attributable to GCP shareholders adjusted for: (i) gains and losses on sales of businesses, product lines and certain other investments; (ii) currency and other financial losses in Venezuela; (iii) costs related to legacy product, environmental and other claims; (iv) restructuring and repositioning expenses, and asset impairments; (v) defined benefit plan costs other than service and interest costs, expected returns on plan assets and amortization of prior service costs/credits; (vi) third-party and other acquisition-related costs; (vii) other financing costs associated with the modification or extinguishment of debt; (viii) amortization of acquired inventory fair value adjustments; (ix) tax indemnification adjustments; (x) interest income, interest expense and related financing costs; (xi) income taxes; (xii) shareholder activism and other related costs; and (xiii) certain other items that are not representative of

*	Non-GAAP financial measures. See below for important information regarding such non-GAAP measures.

underlying trends. Adjusted EBIT Margin is defined as Adjusted EBIT divided by net sales. The Company uses Adjusted EBIT to assess and measure its operating performance and determine performance-based employee compensation. The Company uses Adjusted EBIT as a performance measure because it provides improved quarter-to-quarter and year-over-year comparability for decision-making and compensation purposes and allows management to measure the ongoing earnings results of our strategic and operating decisions.

The Company defines Adjusted EBITDA (a non-GAAP financial measure) as Adjusted EBIT adjusted for depreciation and amortization. Adjusted EBITDA Margin is defined as Adjusted EBITDA divided by net sales. GCP uses Adjusted EBITDA as a performance measure in making significant business decisions.

The Company defines Adjusted Earnings Per Share (a non-GAAP financial measure) to be earnings per share (“EPS”) from continuing operations on a diluted basis adjusted for: (i) gains and losses on sales of businesses, product lines and certain other investments; (ii) currency and other financial losses in Venezuela; (iii) costs related to legacy product, environmental and other claims; (iv) restructuring and repositioning expenses and asset impairments; (v) defined benefit plan costs other than service and interest costs, expected returns on plan assets and amortization of prior service costs/credits; (vi) third-party and other acquisition-related costs; (vii) other financing costs associated with the modification or extinguishment of debt; (viii) amortization of acquired inventory fair value adjustments; (ix) tax indemnification adjustments; (x) shareholder activism and other related costs; (xi) certain discrete tax items; and (xii) certain other items that are not representative of underlying trends. GCP uses Adjusted EPS as a performance measure to review its diluted earnings per share results on a consistent basis and in determining certain performance-based employee compensation.

Adjusted EBIT, Adjusted EBIT Margin, Adjusted EBITDA and Adjusted EPS do not purport to represent income measures as defined in accordance with U.S. GAAP. These measures are provided to investors and others to improve the period-to-period comparability and peer-to-peer comparability of GCP’s financial results and to ensure that investors understand the information GCP uses to evaluate the performance of its businesses.

Adjusted EBIT has material limitations as an operating performance measure because it excludes costs related to income and expenses from restructuring and repositioning activities which historically have been a material component of net income (loss) from continuing operations attributable to GCP shareholders. Adjusted EBITDA also has material limitations as an operating performance measure because it excludes the impact of depreciation and amortization expense. GCP’s business is substantially dependent on the successful deployment of capital, and depreciation and amortization expense is a necessary element of its costs. GCP compensates for the limitations of these measurements by using these indicators together with net income (loss) measured in accordance with U.S. GAAP to present a complete analysis of its results of operations. Adjusted EBIT and Adjusted EBITDA should be evaluated together with net income (loss) from continuing operations attributable to GCP shareholders measured in accordance with U.S. GAAP for a complete understanding of GCP’s results of operations.

The Company has not provided comparable GAAP financial information on a forward-looking basis because the Company is unable to estimate with reasonable certainty unusual or unanticipated charges, expenses or gains without unreasonable effort. These items are uncertain, depend on various factors, and could be material to the Company’s results computed in accordance with U.S. GAAP. As a result, the Company has not provided a reconciliation to such measures because it is not practicable at the time of this communication to determine or estimate each of the items that the Company excludes to calculate the comparable non-GAAP financial measure, which items and amounts could be material.

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About GCP Applied Technologies

GCP is a leading global provider of construction products technologies that include additives for cement and concrete, the VERIFI® in-transit concrete management system, high-performance waterproofing products, and specialty systems. GCP products have been used to build some of the world’s most renowned structures. More information is available at www.gcpat.com.

Investor Relations

Joseph DeCristofaro

T +1 617.498.2616

investors@gcpat.com

Cautionary Statements Regarding Forward-Looking Information

This communication contains “forward-looking statements,” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the context of the statement and generally arise when GCP or its management is discussing its beliefs, estimates or expectations. Such statements generally include the words “believes,” “plans,” “intends,” “targets,” “will,” “expects,” “estimates,” “suggests,” “anticipates,” “outlook,” “continues,” or similar expressions. These statements are not historical facts or guarantees of future performance but instead represent only the beliefs of GCP and its management at the time the statements were made regarding future events which are subject to certain risks, uncertainties and other factors, many of which are outside GCP’s control. Actual results and outcomes may differ materially from what is expressed or forecast in such forward-looking statements. Forward-looking statements include, without limitation, statements about expected financial positions; results of operations; cash flows; financing plans; business strategy; operating plans; strategic alternatives; capital and other expenditures; competitive positions; growth opportunities for existing products; benefits from new technology and cost reduction initiatives, plans and objectives; and markets for securities. Like other businesses, we are subject to risks and uncertainties that could cause our actual results to differ materially from our projections or that could cause other forward-looking statements to prove incorrect. Factors that could cause actual results to materially differ from those contained in the forward-looking statements, or that could cause other forward-looking statements to prove incorrect, include, without limitation, risks related to: the cyclical and seasonal nature of the industries that GCP serves; foreign operations, especially in emerging regions; changes in currency exchange rates; the cost and availability of raw materials and energy; the effectiveness of GCP’s research and development, new product introductions and growth investments; acquisitions and divestitures of assets and gains and losses from dispositions; developments affecting GCP’s outstanding liquidity and indebtedness, including debt covenants and interest rate exposure; developments affecting GCP’s funded and unfunded pension obligations; warranty and product liability claims; legal proceedings; the inability to establish or maintain certain business relationships and relationships with customers and suppliers or the inability to retain key personnel; the handling of hazardous materials and the costs of compliance with environmental regulations; extreme weather events, natural disasters and the COVID-19 pandemic. These and other factors are identified and described in more detail in GCP’s Annual Report on Form 10-K, which has been filed with the U.S. Securities and Exchange Commission and is available online at www.sec.gov, and subsequent quarterly reports. Readers are cautioned not to place undue reliance on GCP’s projections and other forward-looking statements, which speak only as of the date thereof. GCP undertakes no obligation to publicly release any revision to its projections and other forward-looking statements contained in this communication, or to update them to reflect events or circumstances occurring after the date of this communication.